UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2019
______________

IQVIA HOLDINGS INC.
(Exact name of registrant as specified in its charter)
______________

Delaware	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Wooster Heights Road, Danbury, Connecticut 06810 And 4820 Emperor Blvd. Durham, North Carolina 27703
(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 448-4600 and (919) 998-2000

Not Applicable
 (Former name or former address, if changed since last report.)
 ______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	“IQV”	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events

On July 30, 2019, IQVIA Inc. (the “Issuer”), a wholly owned subsidiary of IQVIA Holdings Inc. (the “Company”), entered into a purchase agreement with the representative of the purchasers named therein, relating to the issuance and sale of €720,000,000 in gross proceeds of senior notes due 2028 bearing interest at a rate of 2.250% per annum (the “Notes”). The consummation of the Notes offering, which is expected to occur on or about August 13, 2019, is subject to the satisfaction of customary closing conditions.

On July 30, 2019, the Company issued a press release announcing the pricing of the Notes offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Pricing press release dated July 30, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:            July 30, 2019
IQVIA HOLDINGS INC.

By:	/s/ Eric Sherbet
Eric Sherbet
Executive Vice President, General
Counsel, and Secretary